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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2007
GLOBAL LOGISTICS ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 6th Floor, New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 495-5155
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) Not applicable.
     (b) In the course of the preparation of an amended proxy statement, on August 30, 2007, the registrant’s independent accountant advised the registrant that a transfer of shares of registrant’s common stock by two of its principal stockholders to a third party who performed certain due diligence services for registrant had not been properly reported. Under SAB Topic 5:T, this transaction should be recorded as a contribution to capital by the stockholders and a non-cash compensation expense. As this treatment was not reflected in the unaudited interim financial statements for the three months ended March 31, 2007 and the six months ended June 30, 2007 that were included in Forms 10-Q filed by registrant on May 14, 2007 and August 2, 2007, respectively, such financial statements should no longer be relied upon. Amended Forms 10-Q containing revised financial statements for such periods have been filed by registrant immediately preceding the filing of this Current Report. Authorized officers of the registrant have discussed the matters disclosed in this Current Report with registrant’s independent accountant.
     (c) This Current Report will be amended upon completion of the requirements specified in paragraph (c) of Item 4.02 of the form of Current Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 6, 2007

GLAC ACQUISITION CORP.
By:	/s/ Gregory E. Burns
	Name:	Gregory E. Burns
	Title:	President and Chief Executive Officer

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